Exhibit 10.1
Summary
Management Bonus Program
We believe providing a competitive Total Compensation Program to our employees is essential to attract and retain top talent. One component of our Total Compensation Program is the Management Bonus Program.
Program Goals:
•	To motivate management to achieve and exceed goals and objectives
•	To drive expanded team alignment and effort
•	To meaningfully and appropriately differentiate and reward individual performance
•	To provide a market completive short-term incentive compensation program
Program Components:
There are three components of the Management Bonus Program.
1.	Corporate Multiplier — Upon completion of the year, the Board of Directors will make an evaluation as to how the organization performed against its annual Corporate Goals. Based upon the Board’s determination of the Company’s performance, a “Corporate Multiplier” will be established. This Multiplier may range from 0% — 150%.
2.	Bonus Targets by Level — Employees are eligible for a target percentage of base salary dependent upon level in the organization.

Position	% of base at Target
Chiefs	40%
SVP/VPs	30%
Sr. Directors/Directors	20%
Associate Directors/ Principal Scientists	15%
•	If an employee is promoted to a new level during the course of the year, he/she will be eligible for the new target for the prorated portion of the year and the old target for the portion of the year he/she was at the previous level.
•	Employees who were hired between April 1, and September 30, of a year, are eligible for a prorated bonus based upon date of hire.
Effective 1/1/09

•	Employees who were hired between October 1, and December 31, of a year are not eligible for a Management Bonus.
•	Employees must be actively employed on the date the bonus is paid to receive their bonus.
3.	Individual Multiplier — Dependent upon year end performance ratings, employees will be eligible for a bonus payout percentage of target that range as follows:

Performance Rating	Recommended Bonus Payout
Exceptional	120% + of target
Exceeds Objectives	105-120% of target
Solid Performer	80 - 105% of target
Improvement Needed	0-50% of target
Unsatisfactory	0% of target
4.	Calculation of Bonus — An employee’s bonus under this plan will be calculated according to the following formula: Base Salary x Bonus Target Level x Corporate Multiplier x Individual Multiplier.
5.	Payment of Bonus — Bonus payments will be made by the end of February each year and employees must be employed on the pay out date to receive a bonus.
Effective 1/1/09